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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             washington, d.c. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 8, 2005


                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                            _________________________
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                Georgia                                000-28000                             58-2213805
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
   (State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
           of Incorporation)                                                             Identification No.)
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

            600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339-5949
                       (Address of principal executive office) (zip code)

           Registrant's telephone number, including area code: (770) 779-3900

             _____________________________________________________________
             (Former name or former address, if changed since last report)

                            _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

1.  Amendment to Increase and Extend Financing Commitment

On December 9, 2005 PRG-Schultz International, Inc. (the "Company") entered into an amendment to the financing commitment letter dated November 28, 2005 with Petrus Securities L.P. and Parkcentral Global Hub Limited (the "Petrus Entities") and Blum Strategic Partners II GmbH & Co. KG. and Blum Strategic Partners II, L.P. (the "Blum Entities") that (i) increased the principal amount of the loan commitment to PRG-Schultz USA, Inc., a subsidiary of the Company, from $8 million to $10 million, (ii) extended the commitment to December 15, 2005, and (iii) provided a pro-rata increase in the commitment fee payable to the lenders based on the $2 million increase in the commitment.

The Blum Entities are beneficial owners of the Company's common stock and 4 3/4% Convertible Subordinated Notes due 2006 (the "Convertible Notes"), and they have the right to designate a member of the Company's Board of Directors and to have an observer present at all Board meetings. The Petrus Entities are beneficial owners of the Company's common stock and Convertible Notes. The Petrus entities and affiliated entities of the Blum Entities serve on the Ad Hoc Committee of holders of the Convertible Notes to consider strategic alternatives relating to the Company.

2.  Amendment to CEO Employment Agreement.

On December 8, 2005, by consent action the independent members of the Board of Directors approved an amendment to the Employment Agreement of James B. McCurry dated July 25, 2005 (the "McCurry Employment Agreement"). Under the terms of the McCurry Employment Agreement before the December 8th amendment, Mr. McCurry is entitled to a severance payment if his employment is terminated by the Company without "Cause" or by Mr. McCurry for "Good Reason". His severance payment has two components, a percentage of his salary and a separate percentage of his annual bonus. The percentages of his salary and his bonus both increase with the term of Mr. McCurry's employment, with the salary percentage reaching its maximum percentage after 16 months of employment (November 25, 2006) and the bonus percentage reaching its maximum percentage after December 31, 2005. After the December 8th amendment, if a "Change in Control" occurs and Mr. McCurry's employment is terminated before November 25, 2006 either by the Company without "Cause" or by Mr. McCurry for "Good Reason", Mr. McCurry's severance payment would be calculated using the maximum percentages for each of the two components. The capitalized terms in quotation marks used above have the meanings given such terms in the McCurry Employment Agreement. See the Company's Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2005 for a copy of the McCurry Employment Agreement.

Mr. McCurry is the President and Chief Executive Officer and a director of the Company.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, PRG-Schultz International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PRG-SCHULTZ INTERNATIONAL, INC.



Date:  December 11, 2005          By:         /s/ Clinton McKellar, Jr.
                                                   Clinton McKellar, Jr.
                                                General Counsel and Secretary